                                  EXHIBIT 99.2

                                  [Proxy Card]

        MUTUAL FEDERAL SAVINGS BANK OF MIAMISBURG, A STOCK SAVINGS BANK
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS


    The undersigned hereby appoints ____________________, with full power to act alone, with full power of substitution, to act as attorney and proxy for the undersigned to represent me and to vote all shares of capital stock of Mutual Federal Savings Bank of Miamisburg, A Stock Savings Bank ("Mutual Federal") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at _________________________
___________________________, on ____________________, 1994 at 10:00 a.m. and at
any and all adjournments thereof, with all the powers the undersigned would possess if personally present as specified on the reverse hereof.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AFFILIATION AGREEMENT AND THE AGREEMENT OF MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

    THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                          (Continued on reverse side)

    The Board of Directors recommends a vote "FOR."

    1. Proposal to approve the Affiliation Agreement dated as of May 9, 1994, between Fifth Third Bancorp and Mutual Federal and the Agreement of Merger dated as of May 9, 1994, between The Fifth Third Bank and Mutual Federal (copies of which are annexed to the accompanying Proxy Statement and Prospectus as Annexes A and B, respectively) pursuant to which Mutual Federal shall merge with and into The Fifth Third Bank.

         FOR        AGAINST        ABSTAIN

    2. Such other matters as may properly come before the meeting and any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such matters.

    The undersigned acknowledges receipt from Mutual Federal, before the execution of this Proxy, of notice of the Special Meeting and of the related Proxy Statement and Prospectus.


                                        Dated                    , 1994

                                        Signature



                                        Additional signature if held jointly

                                        Please sign exactly as your name or
                                        names appear to the left. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title.  If shares are held
                                        jointly, each holder should sign.


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.